Exhibit 10.1
ELECTRO RENT CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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ELECTRO RENT CORPORATION SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN
ARTICLE I
PLAN HISTORY AND FEATURES
     Electro Rent Corporation has adopted this Plan for the benefit of certain of its employees. The Plan is effective January 1, 1987.
     The Plan is a non-qualified deferred compensation program which is a “pension benefit plan” subject to the Employee Retirement Income Security Act of 1974. Although benefits under the Plan are unfunded contractual obligations of the Employer, the Employer may transfer money or other property to one or more “rabbi” trusts and direct that benefits under the Plan be paid out of such assets.
     The purpose of the Plan is to provide benefits that cannot be provided under qualified retirement programs of the Employer because of limitations imposed by federal law, including Internal Revenue Code Section 415 limitations on allowable benefits, Code Section 401(k) limitations on cash or deferred plan deferrals, and Code Section 401(a)(4) limitations on the granting of benefits based on non-qualified deferred compensation and on discrimination in contributions or benefits.

ARTICLE II
DEFINITIONS
     The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.
     2.1 Board of Directors: The Board of Directors of Electro Rent Corporation.
     2.2 Code: The Internal Revenue Code of 1986, as amended from time to time.
     2.3 Deferral: An amount contributed to this Plan by the Employer in lieu of being paid to a Participant as salary or wages. Deferrals shall be made under salary reduction arrangements between each Participant and the Employer. Article IV contains the provisions under which Deferrals may be made. Deferrals may only be withheld from amounts earned after execution of the salary reduction arrangement pursuant to which the Deferral is being made.
     2.4 Employee: An individual who renders services to the Employer as a common law employee or officer (i.e., a person whose wages from the Employer are subject to federal income tax withholding). A person rendering services to the Employer purportedly as an independent contractor shall not be treated as an Employee before the Employer has acknowledged that it must withhold federal income taxes from his or her pay.

     2.5 Employer: Electro Rent Corporation and any other company which adopts the Plan, and any successor entity which continues the Plan or such companies collectively. In contexts in which actions are required or permitted to be taken or notice is to be given, the Employer shall mean Electro Rent Corporation or any successor company.
     2.6 Employment: The period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day the Employee resigns, dies, retires or is discharged or permanently laid off.
     2.7 ERISA: The Employee Retirement Income Security Act of 1974.
     2.8 Participant: Any Employee who is included in the Plan pursuant to Article III.
     2.9 Plan: This document and any Trust Agreement.
     2.10 Plan Administrator: Electro Rent Corporation, acting through its chief executive officer or such other person as the Employer shall designate. The Plan Administrator is the Plan’s “named fiduciary” within the meaning of Section 402(a)(2) of ERISA.
     2.11 Trust or Trust Fund: The fund established under one or more Trust Agreements pursuant to the Plan.

     2.12 Trust Agreement: Any agreement between a trustee and the Employer entered into for the purpose of investing and administering the Trust Fund. Each Trust Agreement constitutes a part of this Plan.

ARTICLE III
PARTICIPATION
     3.1 Requirements for Participation
          A person may participate in the Plan if: (1) the Plan Administrator determines that the limitations of Code Sections 415 or 401(k) would preclude the individual from making Deferrals to the maximum amount permitted under the Electro Rent Corporation Employee Stock Ownership and Savings Plan (the “Savings Plan”). In addition, any individuals selected by the Employer may participate in the Plan. A person shall become a Participant on the date he or she is notified by the Plan Administrator in writing that he or she has become a Participant.
     3.2 Termination of Participation
          An individual who has become a Participant shall cease to be a Participant upon termination of Employment.

ARTICLE IV
BENEFITS
     4.1 Supplement to the Savings Plan
          (a) To the extent that a Participant cannot contribute the maximum amount permitted under the Savings Plan because of Code Section 415 or 401(k) limitations applicable to the Savings Plan, the amount that cannot be contributed to the Savings Plan shall automatically be treated as a Deferral under this Plan in accordance with contribution elections which have been made under the Savings Plan, except as otherwise permitted by the Plan Administrator. A Participant may make “catch-up” Deferrals to this Plan retroactive to January 1, 1987 but starting at a later date during 1987. Any Deferral to be made under this Plan shall be deducted from the Participant’s paycheck on the same date the amount would have been deducted under the Savings Plan but for legal limitations, or at such other time as the Plan Administrator specifies, and shall be credited to the Participant’s account in accordance with Section 4.3.
          (b) The Employer makes matching contributions under the Savings Plan. Matching contributions which cannot be provided under the Savings Plan due to Code Section 415 or applicable anti-discrimination requirements shall be provided under this Plan to the extent they are “earned” by the Participant by making contributions to the Savings Plan or Deferrals to this Plan. Employer matching contributions made to this Plan shall be subject to the same vesting provisions as the Savings Plan.

     4.2 Accounts
          Deferrals or Employer matching contributions for a Participant under Section 4.1 shall be credited to a separate unfunded account on the books of the Employer as soon as reasonably possible after such amounts have been ascertained. These accounts shall be credited with interest at a rate to be determined by the Plan Administrator. To the extent an account is funded through the Trust Fund, it shall be credited instead with the approximate actual earnings (or losses) on the portion of the Trust Fund being held for the Participant’s benefit as authorized by the Plan Administrator.
     4.3 Payment of Benefits
          Benefits under this Section shall be paid to the Participant upon termination of Employment. A Participant’s benefit under the Plan shall consist of his or her Account balance as of the date distribution is made or commences. Payment shall be made in a cash lump sum if the Participant’s benefit under the Plan is less than $40,000. For benefits from $40,000 to $200,000, payment shall be made in no more than five annual installments. The amount of each installment shall be calculated as follows; however, no installment shall be less than $20,000 except to the extent that the unpaid account balance is less than $20,000, in which case the installment shall be equal to the entire unpaid account balance: the first installment shall be one-fifth of the total benefit, the second installment shall be one-fourth of the remaining benefit, the third installment, one-third, etc. For benefits exceeding $200,000, payment shall be made in ten annual installments, each payment being one-tenth of the unpaid amount of the benefit. By written agreement between the Plan Administrator and the Participant executed at the time the individual first becomes a Participant hereunder, the Plan Administrator in its sole discretion may authorize a different form of payment. Payments shall commence as of the first day of the month coincident with or next following termination of Employment. Upon a Participant’s death, the balance payable to the Participant shall be paid to the Participant’s surviving beneficiary in installments as described above or as a continuation of installments if the Participant’s benefit was already in pay status at the time of the Participant’s death. The Participant shall designate a beneficiary in the manner and form prescribed by the Plan Administrator. If the Participant has no surviving beneficiary, the Participant’s benefit shall be paid in a lump sum to the Participant’s estate.
     4.4. Hardship Withdrawals
          The Plan Administrator in its sole discretion may permit a Participant to withdraw all or a part of his or her Account because of the existence of a hardship.

ARTICLE V
SECURITY FOR PROMISED BENEFITS
     This Plan constitutes an unfunded, unsecured promise of the Employer to pay amounts to each Participant (or his or her beneficiary) out of the Employer’s general assets. Nevertheless, subject to the following terms, the Employer is hereby authorized in its discretion to transfer money or other property to one or more Trust Funds and direct the trustee(s) (which may be any individual or group of individuals, including a Participant, or a corporate fiduciary) to pay Plan benefits to a Participant out of such assets.
          (a) The funding of such Trust Fund shall be at the discretion of any of the Employer’s officers, but the Trust (including additions to it and earnings) shall be irrevocable.
          (b) The Employer shall remain the owner of all assets in the Trust and the assets shall only be subject to the claims of Employer creditors if the Employer ever goes into bankruptcy, or becomes insolvent. The term “insolvent,” as used herein shall mean the Employer’s inability to pay, within a reasonable time, its liabilities as they become due. The Employer shall have the duty to inform the trustee(s), within a reasonable time, if the Employer becomes insolvent or goes into bankruptcy. When so informed, the trustee(s) shall suspend payments to the Participants and hold the assets for the benefit of the Employer’s general creditors. If the trustee(s) receives a written allegation that the Employer is bankrupt or insolvent, the trustee(s) shall suspend payments to the Participants and hold the assets for the benefit of the Employer’s general creditors, and shall determine within thirty days of receipt of such notice whether the Employer is bankrupt or insolvent.

If the trustee(s) determines that the Employer is not bankrupt or insolvent, the trustee(s) shall resume payments to the Participants.
          (c) Except as provided in subsection (b), Participants’ interest in the Trust shall be the same as, but in no event better than, the rights of general unsecured creditors of the Employer.
          (d) The Employer may retain the right to direct how the Trust Fund is to be invested and shall have the power to substitute assets of like value for cash or assets in the Trust.
          (e) To the extent the Trust Fund has sufficient assets, benefits under the Plan may be paid by the trustee(s). To the extent the trustee(s) does not or cannot pay benefits out of the Trust, the benefits shall be paid by the Employer.
          (f) The Employer may reduce the amount of payment to be made under this Plan to a Participant or his or her beneficiary by the amount of any taxes on the payment which the Employer is required to withhold pursuant to applicable law.
          (g) After all accrued benefits due under this Plan have been paid, or with the consent of all Participants entitled to payment of benefits under the Trust, the Trust Agreement shall terminate and any remaining assets shall be transferred to the Employer.

ARTICLE VI
ADMINISTRATION OF THE PLAN
     6.1 Duties of the Plan Administrator
          The Plan Administrator shall be responsible for the general administration and management of the Plan and shall administer the Plan in accordance with its terms.
     6.2 Delegation of Administrative Responsibility
          (a) The Plan Administrator may delegate all or any portion of its administrative responsibilities with respect to the Plan to any other person pursuant to this Section.
          (b) A delegation under this Section shall be accomplished by a written instrument executed by the Plan Administrator specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate. A delegation of such responsibility shall be effective upon the date specified in the delegation, subject to written acceptance by the delegate.
     6.3 Claims Procedure
          (a) Normally, a Participant or beneficiary need not present a formal claim for benefits in order to qualify for rights or benefits under this Plan. However, if any person is not granted the rights or benefits to which the person believes himself or herself to be entitled, a formal claim for benefits must be filed in accordance with this Section. A claim by any person shall be presented to the claims official appointed by the Plan Administrator in writing within the maximum time permitted by law or under regulations promulgated by the Secretary of Labor or his or her delegate pertaining to claims procedures. The claims official shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing. If the claim is granted, the appropriate distribution or payment shall be made under the Plan.
          (b) If the claim is wholly or partially denied, the claims official shall, within ninety days (or such longer period as may be reasonably necessary) provide the claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the claimant:
               (i) the specific reason or reasons for the denial,
               (ii) specific references to pertinent Plan provisions on which the denial is based,
               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and
               (iv) an explanation of the Plan’s claim review procedure.
          (c) Each claimant shall have the opportunity to appeal in writing the claims official’s denial of a claim to a review official designated by the Plan Administrator for a full and fair review. The claimant or his or her duly authorized representative:
               (i) may request a review by filing a written application with the review official,
               (ii) may review pertinent documents, and
               (iii) may submit issues and comments in writing.

          (d) The Plan Administrator may establish time limits within which a claimant may request review of a denied claim which are reasonable in relation to the nature of the benefit which is the subject of the claim and other attendant circumstances, but which shall not be less than sixty days after receipt by the claimant of written notice of denial of his or her claim.
          (e) The decision by the review official upon review of a claim shall be made not later than sixty days after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of the request for review.
          (f) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.
          (g) To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official, as the case may be, shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under this Section.
     6.4 Effect of Plan Administrator Action
          (a) All actions taken and all determinations made by the Plan Administrator in good faith shall be final and binding upon all Participants and any person interested in the Plan. To the extent the Plan Administrator has been granted discretionary authority under the Plan, its prior exercise of such authority shall not obligate the Plan Administrator to exercise its authority in a like fashion thereafter.

          (b) The Plan shall be interpreted by the Plan Administrator in accordance with its terms and their intended meaning. If, due to errors in drafting, a provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations by the Plan Administrator or other evidence of intention, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent. The Plan Administrator, without the need for Board approval, shall amend the Plan retroactively to cure any such ambiguity. This subsection may not be invoked by a Participant, beneficiary or any other person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator.

ARTICLE VII
AMENDMENT AND TERMINATION OF THE PLAN
     The Employer reserves the right at any time to amend or to restructure the Plan prospectively or retroactively. No amendment or other change shall reduce the present value of a Participant’s benefit (ignoring income tax consequences) without the Participant’s consent. This Plan may not be terminated by the Employer until all benefits due under the Plan have been paid.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Alienation
          The rights of a Participant or beneficiary under the Plan shall not be subject to any claim of any creditor of the Participant or beneficiary nor to attachment or garnishment or other legal process by any creditor of the Participant or beneficiary. A Participant or beneficiary shall not have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which the individual may expect to receive, contingently or otherwise, under the Plan.
     8.2 Duty to Provide Data
          (a) Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Plan Administrator on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan. The Plan Administrator may postpone payment of benefits until such information and such documents have been furnished.
          (b) Every person claiming a benefit under this Plan shall give written notice to the Plan Administrator of his or her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his or her latest post office address as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be as binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not. If a person fails to give notice of his or her correct address, the

Plan Administrator, the Employer and the trustee shall not be obliged to search for, or to ascertain, his or her whereabouts.
          (c) If benefits which are otherwise currently payable cannot be paid to the person entitled to the benefits because the individual has failed to comply with this Section or other Plan provisions relating to claims for benefits, any unpaid amounts shall be forfeited.
     8.3 Limitation on Rights of Employees
          The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by statute or an express, written employment contract, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause. Except as otherwise required by statute, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Participants or their beneficiaries. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

     8.4 Service of Process
          The Secretary of Electro Rent Corporation is hereby designated as agent for the service of legal process on the Plan.
     8.5 Governing Law
          The Plan and Trust shall be interpreted, administered and enforced in accordance with ERISA, and the rights of Participants, former Participants, beneficiaries and all other persons shall be determined in accordance with that law. ERISA does not require that this Plan be “funded.” Under ERISA this Plan would be considered “unfunded” even if one or more Trust Funds are established since the assets in such Trust Funds are subject to the claims of the Employer’s creditors under Article V. To the extent that state law is applicable, the laws of the State of California shall apply.
     8.6 Plurals
          Where the context so indicates, the singular shall include the plural and vice versa.
     8.7 Titles
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.